Exhibit 99.1

FOR IMMEDIATE RELEASE

Office Properties Income Trust Announces Entry into Support Agreement with Certain Noteholders and Extension of Private Exchange Offers Relating to Existing Unsecured Senior Notes

Newton, MA (June 10, 2024): Office Properties Income Trust (Nasdaq: OPI) (“OPI”) today announced that it has entered into a Support Agreement, dated June 10, 2024 (the “Support Agreement”), with certain holders (together, the “Supporting Noteholders”) of its Existing Notes (as defined below) with respect to its previously announced private exchange offers (as extended as set forth in this press release, the “Amended Exchange Offers”) to exchange its outstanding senior unsecured notes due 2025 (the “Existing 2025 Notes”), 2026 (the “Existing 2026 Notes”), 2027 (the “Existing 2027 Notes”) and 2031 (the “Existing 2031 Notes”, and together with the Existing 2025 Notes, Existing 2026 Notes and the Existing 2027 Notes, the “Existing Notes”) for new 9.000% Senior Secured Notes due 2029 (the “New Notes”) and related guarantees pursuant to the terms and conditions set forth in an Offering Memorandum, dated as of May 1, 2024, as amended by this press release and as previously amended by OPI’s press releases dated May 20, 2024 and May 23, 2024 (collectively, the “Offering Memorandum”). OPI also announced the extension of the expiration date of the Amended Exchange Offers. Except as described in this press release, all terms and conditions in the Offering Memorandum as previously amended remain unchanged.

Support Agreement

Pursuant to the Support Agreement, the Supporting Noteholders have agreed to tender an aggregate principal amount of approximately $432,016,000 of Existing Notes in the Amended Exchange Offers on the terms set forth in the Amended Exchange Offers, consisting of approximately $41,546,000 of Existing 2025 Notes, $68,053,000 of Existing 2026 Notes, $142,536,000 of Existing 2027 Notes and $179,881,000 of Existing 2031 Notes. In exchange, OPI will issue 1,433,169 shares of OPI common shares of beneficial interest, $0.01 par value per share, to the Supporting Noteholders in a private placement, on or promptly after the Settlement Date (as defined below). A copy of the Support Agreement has been filed as an exhibit to a current report on Form 8-K with the U.S. Securities and Exchange Commission.

Extension of Expiration Time

In connection with its entry into the Support Agreement, OPI announced that the expiration time for the Amended Exchange Offers has been extended until 5:00 p.m., New York City time, on June 17, 2024 (the “Expiration Date”). The settlement date for the Amended Exchange Offers is expected to be on or about the second business day following the Expiration Date (such date, the “Settlement Date”).

Exchange Participation To-Date

According to information provided by D.F. King & Co, the information and exchange agent (the “Information and Exchange Agent”), as of 5:00 p.m., New York City time, on June 7, 2024, prior to giving effect to the tenders contemplated by the Support Agreement, OPI has received from Eligible Holders (as defined below) valid (and not validly withdrawn) tenders for New Notes representing $413,677,000 in aggregate principal amount of Existing Notes, consisting of: (i) $95,564,000 of Existing 2025 Notes, (ii) $87,767,000 of Existing 2026 Notes, (iii) $128,045,000 of Existing 2027 Notes, and (iv) $102,301,000 of Existing 2031 Notes.

No Registration

The offer and sale of the New Notes and related guarantees will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and the New Notes and related guarantees will therefore be subject to restrictions on transferability and resale. OPI does not intend to register the sale of any of the New Notes and related guarantees under the Securities Act or the securities laws of any other jurisdiction and is not providing registration rights. The New Notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and may not be transferred by any holder except in accordance with the restrictions described under “Transfer Restrictions” in the Offering Memorandum.

Eligible Holders

The Amended Exchange Offers are being made, and the New Notes and related guarantees are being offered and issued, only to holders who have certified to OPI that either they are (a) in the U.S. and are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and are holders of the Existing Notes, or (b) outside the U.S. and are holders of the Existing Notes who are non-U.S. persons in reliance upon and in compliance with Regulation S under the Securities Act (such holders, “Eligible Holders”). Only Eligible Holders are authorized to receive or review the Offering Memorandum or to participate in the Amended Exchange Offers.

The Offering Memorandum is only available to holders who complete an eligibility letter confirming their status as Eligible Holders. Holders of Existing Notes who wish to receive a copy of the eligibility letters for the Amended Exchange Offers may contact the Information and Exchange Agent, at D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, Attn: Michael Horthman, (212) 269-5550 (for banks and brokers) or (800) 829-6551 (for all others). Holders may also obtain and complete an electronic copy of the applicable eligibility letter on the following website links maintained by the Information and Exchange Agent: www.dfking.com/opi.

Requests for the Amended Exchange Offer materials from Eligible Holders may be directed to the Information and Exchange Agent at D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, Attn: Michael Horthman, (212) 269-5550 (for banks and brokers) or (800) 829-6551 (for all others).

General

OPI is making the Amended Exchange Offers only by, and pursuant to, the terms of the Offering Memorandum, as amended by this press release. OPI reserves the right to terminate, withdraw, amend or extend one or more of the Amended Exchange Offers in its discretion, subject to the terms and conditions set forth in the Offering Memorandum, as amended, and not to provide withdrawal rights in connection therewith except as required by law.

None of OPI, Moelis & Company LLC, as dealer manager, the Information and Exchange Agent, their respective affiliates nor any other person makes any recommendation as to whether Eligible Holders should tender or refrain from tendering their Existing Notes in the Amended Exchange Offers, as applicable. Eligible Holders must make their own decision as to whether or not to tender their Existing Notes, as applicable, as well as with respect to the principal amount of the Existing Notes to tender.

The Amended Exchange Offers are not being made to any holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Existing Notes that are not exchanged will continue to be outstanding in accordance with all other terms of the Existing Notes and the indentures governing such Existing Notes.

This press release is being made for informational purposes only in accordance with Rule 135c of the Securities Act and does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. The Amended Exchange Offers are being made solely on the terms and subject to the conditions set forth in the Offering Memorandum, as amended by this press release, and the information in this press release is qualified by reference to such Offering Memorandum.

About Office Properties Income Trust

OPI is a national REIT focused on owning and leasing office properties to high credit quality tenants in markets throughout the United States. As of March 31, 2024, approximately 62% of OPI's revenues were from investment grade rated tenants. OPI owned 151 properties as of March 31, 2024, with approximately 20.3 million square feet located in 30 states and Washington, D.C. In 2024, OPI was named as an Energy Star® Partner of the Year for the seventh consecutive year. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management as of March 31, 2024, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

Statements in this news release, including statements regarding the Amended Exchange Offers constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. When used in this release, the words “may,” “will,” “might,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “outlook,” and “continue,” and the negative of these terms, and other similar expressions are intended to identify forward-looking statements and information.

The forward-looking statements reflect OPI’s intentions, plans, expectations, anticipations, projections, estimations, predictions, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of OPI’s control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks include, among others, market conditions and the risks described in OPI’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and risks and uncertainties related to our ability to consummate the Amended Exchange Offers.

Because actual results could differ materially from OPI’s intentions, plans, expectations, anticipations, projections, estimations, predictions, assumptions and beliefs about the future, you are urged to view all forward-looking statements with caution. OPI does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Questions regarding the Amended Exchange Offers may be directed to:

Contact:
Kevin Barry, Senior Director, Investor Relations
(617) 219-1410

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